                                 SCHEDULE 14A
                                (RULE 14A-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                      UICI
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      UICI

                          4001 MCEWEN DRIVE, SUITE 200
                              DALLAS, TEXAS 75244

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1998

         The Annual Meeting of the Stockholders of UICI (the "Company"), a Delaware corporation, will be held at The Renaissance Dallas North Hotel, 4099 Valley View Lane, LBJ @ Midway, Dallas, Texas, on Tuesday, May 5, 1998 at 1:00 o'clock P.M., Central Daylight Time, for the following purposes:

         1. To elect eight (8) directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified.

         2. To ratify the appointment of Ernst & Young LLP as independent public accountants to audit the accounts of the Company for the fiscal year ending December 31, 1998.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed March 12, 1998 as the record date for the meeting. Holders of the Company's Common Stock of record at the close of business on such date will be entitled to notice of and to vote at such meeting or any adjournment thereof. The stock transfer books will not be closed.

         The Company will supply, upon written request and without charge, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests for the report should be directed to Investor Relations, UICI, 4001 McEwen Drive, Suite 200, Dallas, Texas 75244.

                                           By order of the Board of Directors



                                           Robert B. Vlach
                                           Secretary

Date: April 7, 1998
                              ____________________

                                   IMPORTANT

         UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN AND MAIL THE ENCLOSED PROXY WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING, SAVING YOUR COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                      UICI

                          4001 MCEWEN DRIVE, SUITE 200
                              DALLAS, TEXAS 75244

                         _____________________________

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         _____________________________


         This statement is furnished to the stockholders of UICI (the "Company") in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Stockholders on May 5, 1998 at The Renaissance Dallas North Hotel, 4099 Valley View lane, LBJ @ Midway, Dallas, Texas, and at any adjournment thereof. All proxies delivered pursuant to this solicitation are revocable at the option of the person executing the same at any time before the proxy is voted. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the Board of Directors.

         The Company's Common Stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol: UICI. This proxy statement is being mailed on or about April 7, 1998 to stockholders of record at the close of business on March 12, 1998, who are the only stockholders entitled to receive notice of and to vote at the meeting. At March 12, 1998 the Company had outstanding 46,228,941 shares of common stock. Each share of the outstanding common stock is entitled to one vote. A simple majority of the total shares outstanding is required to elect directors and ratify or approve the other items being voted on at this time.


                           1.  ELECTION OF DIRECTORS

         The Board of Directors (the "Board") has fixed the number of directors for the ensuing year at eight (8). At the meeting, it is intended that such number of directors will be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors are chosen and qualified. It is intended that the proxies will be voted to elect as directors the nominees listed below. Although the Board does not anticipate that any of such nominees will be unable to serve as a director, in the event of such occurrence, the proxy holders shall have the right to vote for such substitute, if any, as the present Board of Directors may designate.

NOMINEES

         The following table sets forth the name and age of each nominee for director, his principal occupation for the past five years, the year he became a director of the Company, the number of shares of common stock of the Company which he beneficially owned as of March 12, 1998 and the percentage of the outstanding shares of common stock which that number of shares represents.

                                                         YEAR FIRST       SHARES OF COMMON
  NOMINEE, PRINCIPAL OCCUPATION, AGE AND                  ELECTED        STOCK BENEFICIALLY      PERCENT
  DIRECTORSHIPS                                           DIRECTOR         OWNED 3/12/98        OF CLASS
  --------------------------------------                 ----------     ------------------      ---------

  RONALD L. JENSEN has served as President and Chief         1983          8,258,986(1)            17.9%
  Executive Officer ("CEO") of the Company since
  September 1997 and as Chairman of the Board of
  Directors and its predecessor Company since
  December 1983.  Mr. Jensen served as President of
  the Company IN 1993 and 1994.  Mr. Jensen is a
  member of the Executive and Stock Option Committees
  of the Board of Directors.  Mr. Jensen is the sole
  owner of United Group Association, Inc. ("UGA
  Inc.").
  Age: 67
                                                             1984            131,951(2)(3)             (4)
  GARY L. FRIEDMAN, has served as a Director of the
  Company since 1984.  He is a member of the Stock
  Option Committee of the Board of Directors.  Mr.
  Friedman has served as Director and Treasurer of
  UGA Inc. since 1985, and as Secretary of UGA Inc.
  since 1990.  From 1994 until 1997, Mr. Friedman
  served as a Director and Secretary of Matrix
  Telecom, Inc.
  Age:  43                                                   1989             26,075                   (4)

  J. MICHAEL JAYNES has served as a Director of the
  Company since 1989.  He is a member of the Audit
  and Stock Option Committees of the Board of
  Directors.  Mr. Jaynes has been a sole practitioner
  of law in Irving, Texas since 1974.
  Age:  50                                                   1989             76,711(5)                (4)

  RICHARD J. ESTELL has served as Executive Vice
  President and Director of the Company since 1989.
  He is a member of the Executive, Investment and
  Audit Committees of the Board of Directors.  Mr.
  Estell has served as Chairman of the Board for Mid-
  West National Life Insurance Company of Tennessee
  ("Mid-West") and The MEGA Life and Health Insurance
  Company ("MEGA") and as President of MEGA since
  1989.  He has served as Chairman of the Board of
  The Chesapeake Life Insurance Company
  ("Chesapeake") since 1991.  He has also served as a
  Director and President of National Managers Life
  Insurance Company, Inc. ("National Managers") since
  1992.  He has served as a Director of Fidelity                                                       (4)
  First Insurance Company ("Fidelity") since 1997.           1991              7,340
  Age: 52

  RICHARD T. MOCKLER has served as a Director of the
  Company since 1991.  Mr. Mockler is a member of the
  Audit Committee of the Board of Directors.  Mr.
  Mockler retired as a partner with Ernst & Young,
  LLP, CPAs, in 1989, after 27 years of service.  He
  has served as a member of the Board of Directors of
  Georgetown Rail Equipment Company since 1994 and as
  Treasurer since October 1996.  Mr. Mockler  served
  as a Director of Snead Research Labs from 1995
  until January 1998 and as Treasurer from October
  1996 until January 1998.
  Age:  60

                                                       YEAR FIRST     SHARES OF COMMON STOCK
  NOMINEE, PRINCIPAL OCCUPATION, AGE AND                 ELECTED           BENEFICIALLY          PERCENT OF
  DIRECTORSHIPS                                         DIRECTOR           OWNED 3/12/98           CLASS
  --------------------------------------               ----------     ----------------------     ----------

  VERNON R. WOELKE has served as a Director of the           1991            158,123(5)                (4)
  Company since 1991 and as Vice President and
  Treasurer since 1985.  Mr. Woelke is a member of
  the Executive and Investment Committees of the
  Board of Directors.  He has served as a Director of
  MEGA since 1988 and as Vice President since 1991;
  and as President of Mid-West since 1988 and as a
  Director since 1987.  He has also served as a
  Director and Executive Vice President of Chesapeake
  since 1991.  Mr. Woelke has served as a Director
  and Treasurer of National Managers since 1992; as a
  Manager of United Membership Marketing Group, Ltd.
  Liability Co. since 1993; as a Director and
  President of United Group Reinsurance, Inc. since
  1995; as a Director of Fidelity since 1996; and as
  a Director of United Credit National Bank since
  1997.
  Age:  49                                                   1996            105,397(5)                (4)

  CHARLES T. PRATER has served as a Vice President of
  the Company since 1993 and as a Director since
  1996.  Mr. Prater is Chairman of the Investment
  Committee of the Board of Directors.  Mr. Prater
  has served as Vice President of Mid-West since
  1987, Vice President of MEGA since 1991, Director
  of MEGA and Mid-West since 1990 and Vice President
  and Director of Chesapeake since  1991.  He has
  served as Chairman of the Board and President of
  Fidelity since 1996.                                       1997             61,548(5)(6)             (4)
  Age: 46

  JOHN E. ALLEN has served as a Director of the
  Company since 1997.  He has served as President and
  Director of Amli Realty Co. since 1981 and as Vice-
  Chairman of the Board of Trustees of Amli
  Residential Properties Trust since 1994.  Prior to
  co-founding Amli Realty Co. in 1980, Mr. Allen was
  a partner in the Chicago law firm of Mayer, Brown &
  Platt.
  Age:  61


_________________________

(1) Does not include shares owned directly or indirectly by Mr. Jensen's five adult children, or shares owned by the R.L. Jensen Foundation Charitable Trust as to which Mr. Jensen disclaims beneficial ownership. Mr. Jensen's adult children directly own in the aggregate approximately 5.8% of the outstanding common stock. Mr. Jensen's adult children are also the stockholders of Onward and Upward, Inc., which owns approximately 6.8% of the outstanding common stock.
(2) Includes shares of common stock held as of March 12, 1998 by the Trustees of a retirement trust.
(3) Includes 1,200 shares indirectly owned by Mr. Friedman through his interest in a partnership.
(4)      Owns less than 1% of the outstanding common stock.
(5) Includes shares of common stock held as of March 12, 1998 by the Trustees under the Company's Employee Stock Ownership and Savings Plan. (The shares held under the Plan purchased with contributions made by the Company are subject to the vesting requirements of the Plan.)
(6) Includes 17,624 options under the Company's 1996 Special Stock Option Plan; does not include shares owned directly by Mr. Allen's four adult children as to which Mr. Allen disclaims beneficial ownership.


BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the name and address of each person known by management to own beneficially five percent or more of the Company's common stock as of March 12, 1998, the number of shares beneficially owned by such person and the percent of the class so owned and the amount of common stock beneficially owned by all directors and officers as a group and the percent of the class so owned.

                                                                    AMOUNT
                                                                 BENEFICIALLY                       PERCENT
TITLE OF CLASS            NAME & ADDRESS                            OWNED                           OF CLASS
--------------            --------------                         ------------                       --------
Common Stock              Ronald L. Jensen                           8,258,986(1)                     17.9%
                          4001 McEwen Dr., Suite 200
                          Dallas Texas   75244

Common Stock              Onward and Upward, Inc.                    3,110,760                         6.7%
                          2121 Precinct Line Road
                          Hurst, Texas 76054

Common Stock              T. Rowe Price Associates                   2,899,940                         6.3%
                          100 East Pratt Street
                          Baltimore, Maryland 21202

Common Stock              Fidelity Management &                      2,629,100                         5.7%
                          Research Co.
                          82 Devonshire Street
                          Boston, Massachusetts 02109

Common Stock              All officers and directors                 8,865,299(1)(2)(3)(5)(6)         19.2%
                          as a group (10 individuals)


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, executive and certain officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and, in the Company's case, the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1997. All of these filing requirements were satisfied by the Company's directors, officers and ten percent holders. In making this statement, the Company has relied on the written representations of its incumbent directors, officers and ten percent holders and copies of the reports filed with the Commission.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended December 31, 1997, the Board of Directors of the Company met six times and took action on other occasions by unanimous consent of its members.

         The Audit Committee consists of three directors: namely, Richard J. Estell, J. Michael Jaynes and Richard T. Mockler. The Committee held two meetings during 1997. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of the Company's internal financial and accounting staff, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff.

         The Executive Committee consists of three directors:  namely, Ronald
L. Jensen, Richard J. Estell and Vernon R. Woelke. The Committee did not meet during 1997 but took action on numerous occasions by unanimous consent of its members. The Executive Committee has all of the authority of the full Board of Directors in the management of the business and affairs of the Company.

         The Investment Committee consists of three directors:  namely, Richard
J. Estell, Vernon R. Woelke and Charles T. Prater, and one non-director member, Mark D. Hauptman. The Committee met four times during 1997. The Investment Committee oversees the Company's investments.

         The Stock Option Plan Committee did not meet during 1997. Ronald L. Jensen, Gary L. Friedman and J. Michael Jaynes have been committee members since the last annual meeting. The Committee administers the Stock Option Plan.

         The Company does not have a Nominating Committee. Board of Director nominees are proposed by existing Board members and Company management.

COMPENSATION OF DIRECTORS

         The two outside directors of the Company, J. Michael Jaynes and Richard T. Mockler, are entitled to receive compensation for each Board meeting and each Audit Committee meeting attended. During 1997, Messrs. Jaynes and Mockler received $1,500 for each Board meeting attended and $750 for each Audit Committee meeting attended as compensation for their services.

EXECUTIVE COMPENSATION


              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION


         The Board of Directors is not directly involved in the executive compensation policies of the Company. Mr. Jensen performs the duties of the compensation committee and informs the Board of Directors of the proposed compensation for the executive officers of the Company. The factors considered by Mr. Jensen include the individual's contribution to the long-term financial goals of the Company, his perception of the individual's potential to contribute to the future of the Company, planned or actual changes in functional responsibility, and other factors which he considers important.



                              Submitted by the Company's Board of Directors:


                              Ronald L. Jensen            Gary L. Friedman
                              Richard J. Estell           J. Michael Jaynes
                              Richard T. Mockler          Vernon R. Woelke
                              John E. Allen               Charles T. Prater

         The table below discloses compensation information for the CEO and the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                Long-Term
                                                                               Compensation            All Other
                                             Annual Compensation               ------------              Compen-
Name and Principal                    ------------------------------------    Restricted Stock          sation
     Position                Year      Salary ($)    Bonus($)       Other ($)   Awards(a)($)            (b)(e)($)
-------------------------------------------------------------------------------------------------------------------------
Ronald L. Jensen,            1997              1         ---            ---            ---                  ---
President & CEO and          1996              1         ---            ---            ---                  ---
Director(c)                  1995              1         ---            ---            ---                  ---


W. Brian Harrigan,           1997        228,303     143,719            ---            ---                9,962
President & CEO and          1996        279,994     122,858            ---            ---                9,000
Director(c)                  1995        226,538         ---         65,359(d)      62,000                8,738


Richard J. Estell,           1997        223,078     273,001            ---            ---               12,012
Executive Vice               1996        200,000     516,838            ---            ---                9,000
President and Director       1995        200,000     282,009            ---            ---               11,023


Charles T. Prater,           1997        119,995     199,323            ---            ---                8,788
Vice President and           1996        119,995      80,970            ---            ---                8,111
Director                     1995        119,514     126,211            ---         62,000               10,140


Vernon R. Woelke,            1997        125,000     10,443            ---            ---                10,127
Vice President, Treasurer    1996        106,769     41,548            ---            ---                 8,899
and Director                 1995         95,000     35,269            ---            ---                 9,729


Robert B. Vlach, Vice        1997        120,769     10,443            ---            ---                 9,873
President,  Secretary        1996        115,000     24,970            ---            ---                 8,309
and General Counsel          1995        115,284     21,211            ---            ---                10,212


Footnotes

(a) This column shows the market value of restricted stock issued on date of grant less amount paid, if any, by the individuals listed in the table. Dividends are paid, if any, to holders with respect to restricted stock at the same rate paid to all stockholders. The aggregate holdings/value of restricted stock, less amount paid, if any, on December 31, 1997 by the individuals listed in this table, are: Charles T. Prater, 17,600 shares/$551,400; and Vernon R. Woelke, 6,400 shares/$211,200.
(b) Includes Company contributions to its Employee Stock Ownership and Savings Plan.
(c) W. Brian Harrigan resigned his positions as President and CEO effective September 30, 1997. Mr. Jensen was elected to these positions effective September 30, 1997 to fill the vacancies created by Mr. Harrigan's resignation.
(d) The Company made payments on W. Brian Harrigan's behalf related to his relocation.
(e) Includes funds contributed by the Company into its Medical Savings Account Health Insurance Plan.

         The Company did not grant any stock options to the named executive officers during 1997 and there are no unexercised options at December 31, 1997. During 1997, Mr. Vlach exercised 16,000 options with a value of $468,000.



                       FIVE-YEAR PERFORMANCE COMPARISON


        THE GRAPH BELOW DEMONSTRATES A COMPARISON OF CUMULATIVE TOTAL RETURNS FOR THE COMPANY AS COMPARED WITH THE NASDAQ STOCK MARKET INDEX AND THE NASDAQ INSURANCE STOCKS INDEX.

                                    [CHART]

--------------------------------------------------------------------------------
                                    1992    1993    1994    1995    1996    1997
--------------------------------------------------------------------------------
UICI                                 100     129     172     382     658     706
--------------------------------------------------------------------------------
NASDAQ Stock Market Index            100     115     112     159     195     240
--------------------------------------------------------------------------------
NASDAQ Insurance Stocks Index        100     107     101     143     163     239
--------------------------------------------------------------------------------

  ASSUMES $100 INVESTED ON DECEMBER 31, 1992 IN UICI COMMON STOCK, THE NASDAQ
          STOCK MARKET INDEX, AND THE NASDAQ INSURANCE STOCKS INDEX.

EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

         The Company has an Employee Stock Ownership and Savings Plan which permits the Company to make contributions on behalf of eligible employees either in the form of Shares of the Company or in cash which is invested in such Shares, thereby increasing the employees' ownership in the Company.
Shares contributed to the Plan or purchased with the Company's contributions are allocated to the participant's account on a monthly basis and forfeitures are allocated to employees who are participants on the last day of the Plan Year based upon the ratio of each participant's annual credited compensation (up to $40,000) to the total annual credited compensation of all participants entitled to share in such contributions for such Plan Year. Each participant's vested interest in the Plan is at all times nonforfeitable and is distributable only upon hardship withdrawal, death, or termination of employment.


EMPLOYEE STOCK OPTION PLAN

         UICI has a stock option plan which provides options on 1,600,000 shares of Common Stock for granting to officers, key employees and certain eligible non-employees at fair market value at the date of grant. There were no options outstanding under the plan as of December 31, 1997.

         In connection with the acquisition of Amli Realty Co. ("ARC") in November 1996, the Company established the 1996 Special Stock Option Plan. The purpose of the Plan is to provide non-qualified stock options to those employees of ARC surrendering their then current ARC non-qualified stock options for cancellation pursuant to a stock exchange agreement entered into in November 1996 by the Company and ARC. At December 31, 1997, the total number of shares of Common Stock of the Company reserved for issuance under the plan was 60,591.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective January 1, 1997, the Company acquired the agency force and certain assets of UGA Inc. for a price equal to the net book value of the tangible assets acquired and assumed certain agent commitments of $3.9 million. UGA Inc. is owned 100% by Mr. Jensen. The tangible assets acquired consist primarily of agent debit balances, a building, and related furniture and fixtures having a net book value of $13.1 million, which approximates fair market value of the tangible assets.

         In 1997, UGA Inc. received commissions from insurance subsidiaries of AEGON with respect to insurance policies that the Company coinsures. In 1997, UGA Inc. received $34.1 million in such commissions. In 1997, through the coinsurance agreements with AEGON, the amount of these commissions received by UGA Inc. attributable to the Company was $20.4 million.

         Prior to 1997, UGA Inc. marketed products which were directly underwritten by insurance subsidiaries of the Company. During 1997, the Company paid commissions of $9.2 million relating to such insurance.

         Effective January 1, 1997, Core Marketing, Ltd., a company owned by Mr. Jensen's five adult children, generated sales leads for agents of the Company. Prior to January 1, 1997, these leads were provided by UGA Inc. In 1997, the Company paid $17.7 million for leads.

         During 1993, the Company entered into an agreement with Mr. Jensen to participate in an interest in a company which has developed a paperless claims system. Until the long-term viability of that company is determined, the Company has written off its investment of $6.1 million over the past four years. The Company incurred losses of $1.4 million in 1997.

         In November 1994, the Company extended a $10.0 million line of credit to a related company of which Mr. Jensen has an ownership interest. The terms of the line of credit were renegotiated in

1997 so that the interest rate decreased to prime from prime plus four percent (4%), maturing December 31, 1998 instead of September 30, 1998. The line of credit is collateralized by certain common stock. During 1997, the related company repaid $2.5 million leaving a balance of $7.5 million outstanding at December 31, 1997. The collateral had a market value of $12.1 million at December 31, 1997.

     During 1997, the Company sold three subsidiaries and certain assets of a subsidiary to Mr. Jensen for a price equal to the net book value of the tangible assets totaling $1.2 million.

     During 1995, the Company and UGA Inc. entered into an agreement whereby the Company receives a 20% interest in the profits or losses relating to certain lead activities of UGA Inc. The Company had profits of $1.1 million in 1997 on these activities.

     Mr. Jensen and his five adult children own a controlling interest in AVTEL Communications, Inc. ("AVTEL"), a telephone company. The Company paid $2.1 million to AVTEL for long distance telephone services rendered in 1997.

     Impact Productions ("Impact") is wholly-owned by one of Mr. Jensen's adult children. The Company paid Impact $119,000 for marketing and advertising services in 1997.

     Netiquette Enterprises Technologies, Inc. ("Netiquette") provides computer supplies and services to a subsidiary of the Company. One of the five adult children of Mr. Jensen has an interest in Netiquette. In 1997, the Company paid Netiquette $63,000.

     Mr. Jensen and one of his five adult children own a majority interest in Touchstone Motivation Group ("Touchstone"), a company which provides travel related services. In 1997, the Company paid Touchstone $229,000 for travel services.


     Prior to 1997, the Company invested approximately $4.0 million for a 100% Class A and a 40% Class B membership interest in Cash Delivery Systems, LLC ("CDS"), (formerly known as Sun Network Technologies ("SNT")). The remaining 60% Class B membership interest was owned by a minority interest owner. CDS's business was the ownership and placement of ATMs and ATM transaction processing. CDS's performance was below the Company's expectations. In 1997, CDS (i) transferred its ATM transaction processing business with a net book value of assets of approximately $1.2 million to Sun Tech Processing System, LLC ("STP"), which is majority owned by the Company; and (ii) the Company sold its Class A and Class B membership interests in CDS to Mr. Jensen for $854,000, which represented the net book value of CDS before the transfer of the ATM transaction processing business to STP. The Company also contributed $2.0 million to STP. In February 1998, the assets of STP were sold to an unrelated party for $17.5 million. A dispute has arisen between the Company, as owner of a majority interest in STP, and the minority interest owner of STP, as to how the sales proceeds are to be distributed and whether any sales proceeds are to be advanced by STP to CDS pursuant to an Agreement among STP, CDS, the Company, Mr. Jensen and the minority interest owner. Accordingly, no sales proceeds have been distributed by STP to the Company, Mr. Jensen or the minority interest owner.


     Onward and Upward, Inc. ("Onward and Upward") and the five adult children of Mr. Jensen own a minority interest in two subsidiaries of the Company. Onward and Upward and the five adult children of Mr. Jensen have granted the Company a right of first refusal to purchase their ownership interests based on a predetermined formula, and have the right to require the Company to purchase their ownership in the subsidiaries' stock at prices based on the same predetermined formula which approximates GAAP book value.

     John E. Allen, a Director of the Company, has outstanding debt owed to a subsidiary of the Company in the amount of $305,000 at December 31, 1997, which was also the largest amount of debt owed by him to the Company's subsidiary during 1997. The outstanding amount of the debt at March 15, 1998 was $213,000. The debt was incurred in connection with the purchase of restricted stock of the Company. The debt bears interest at a range of 4% to 6.25% and interest is due quarterly.

                  2.  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors reappointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998. In recommending ratification by the stockholders of the appointment of Ernst & Young LLP, the Board of Directors has satisfied itself as to that firm's professional competence and standing. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

     THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE STOCKHOLDERS VOTE "FOR" THIS RATIFICATION.

                               3.  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. However, if any matter not known is presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote with respect to any such matters in accordance with their best judgment.


                             STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 1999 must be received by the Company on or before November 30, 1998 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting.


                            EXPENSES OF SOLICITATION

         The Company will bear the cost of solicitation of proxies. The solicitation of proxies by mail may be followed by telephoning or other personal solicitation of certain stockholders and brokers by some officers or other employees of the Company. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their reasonable expenses in so doing.

                                              By Order of the Board of Directors




                                              Robert B. Vlach, Secretary

Date:  April 7, 1998
                                   __________

         IT IS URGED THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY.

                                      UICI
                                     PROXY

               4001 McEwen Drive, Suite 200, Dallas, Texas 75244

                      Voting Instructions to ESOP Trustees

         The undersigned participant in the UICI Employee Stock Ownership and Savings Plan (the "ESOP") hereby instructs the Trustees of the ESOP to vote as directed herein all shares of common stock of UICI held of record on March 12, 1998 by the Trustees for the undersigned participant's account under the ESOP. Such shares are to be voted in person or by proxy by the Trustees at the annual meeting of stockholders to be held on May 5, 1998 or any adjournment thereof. The substance of the proxy solicited on behalf of the Board of Directors is set forth below.

1.  ELECTION OF DIRECTORS    [ ]     FOR all nominees listed below (except as
                                     marked to the contrary below)

                             [ ]     WITHHOLD AUTHORITY to vote for all
                                     nominees listed below


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Ronald L. Jensen, Gary L. Friedman, Richard J. Estell, J. Michael Jaynes, Vernon R. Woelke, Richard T. Mockler, Charles T. Prater and John E. Allen:

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as the independent public accountants for the Company:

[ ] FOR                        [ ] AGAINST                           [ ] ABSTAIN

                           (Continued on other side)

                          (Continued from other side)


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This Proxy when properly executed will direct the Trustees of the Employee Stock Ownership Plan to vote in the manner directed herein. If no direction is made by an ESOP participant, the shares so held by the ESOP for such participant will be voted by the Trustees in the ratio of the results of the Instructions received by the Trustees.

         Please sign exactly as name appears on the label below.

                                           Dated                           ,1998
                                                ---------------------------


                                           -------------------------------------
                                           Signature

                                           PLEASE MARK, SIGN, DATE AND
                                           RETURN PROXY CARD PROMPTLY.

                                      UICI
                                     PROXY

               4001 McEwen Drive, Suite 200, Dallas, Texas 75244
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Connie Palacios and Robert B. Vlach as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of UICI held of record by the undersigned on March 12, 1998 at the annual meeting of stockholders to be held on May 5, 1998 or any adjournment thereof.

1.  ELECTION OF DIRECTORS

         [ ] FOR all nominees listed below (except as marked to the contrary below)

         [ ]    WITHHOLD AUTHORITY to vote for all nominees listed below


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Ronald L. Jensen             J. Michael Jaynes                 Vernon R. Woelke
Gary L. Friedman             Richard T. Mockler                Charles T. Prater
Richard J. Estell            John E. Allen

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as the independent public accountants for the Company:


 [ ] FOR                           [ ] AGAINST                       [ ] ABSTAIN

                           (Continued on other side)

                          (Continued from other side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2. Please sign exactly as name appears on the label
below.  When shares are held by joint tenants, both should sign.   When signing
as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                Dated                              , 1998
                                     ------------------------------



                                -----------------------------------------------
                                Signature


                                -----------------------------------------------
                                Signature

                                PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY.